Exhibit 99.2

AdvancePierre Foods Announces Launch of Repricing of First Lien Term Loan

Cincinnati — November 28, 2016 — AdvancePierre Foods Holdings, Inc. (NYSE: APFH) (“AdvancePierre” or the “Company”) announced today that it is seeking to reduce the applicable margin and the overall price under its existing first lien term loan maturing in 2023 with an aggregate outstanding principal amount of $1.1 billion (the “First Lien Term Loan”). The repricing of the First Lien Term Loan would be effected as an amendment to the existing credit agreement for the First Lien Term Loan, subject to customary conditions. There can be no assurance that AdvancePierre will be successful in repricing the First Lien Term Loan on reasonably acceptable terms, or at all.

This press release shall not constitute the solicitation of an offer to sell or an offer to buy any securities.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements relate to the proposed amendment and other statements that are not historical fact. Forward-looking statements are based on AdvancePierre’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include market conditions, customary closing conditions and such other risk factors as may be discussed in AdvancePierre’s filings with the Securities and Exchange Commission.

About AdvancePierre Foods

AdvancePierre, headquartered in Cincinnati, Ohio, is a leading national producer and distributor of value-added, convenient, ready-to-eat sandwiches, sandwich components and other entrées and snacks to a wide variety of distribution outlets including foodservice, retail and convenience store providers. With revenues of $1.6 billion in 2015 and more than 4,000 employees, the Company offers a broad line of products across all day parts including: ready-to-eat sandwiches, such as breakfast sandwiches, peanut butter and jelly sandwiches and hamburgers; sandwich components, such as fully cooked hamburger and chicken patties, and Philly steaks; and other entrées and snacks, such as country-fried steak, stuffed entrées, chicken tenders and cinnamon dough bites. A fund managed by Oaktree Capital Management, L.P., a Los Angeles-based investment firm, is the majority shareholder of AdvancePierre.

AdvancePierre Foods Holdings, Inc.
Investors
John Morgan

Vice President, Investor Relations

513-372-9338

John.morgan@advancepierre.com

or

Media
Vehr Communications
Laura Phillips, 513-381-8347
lphillips@vehrcommunications.com